Granite Point Mortgage Trust Inc. Reports Second Quarter 2019 Financial Results
and Activity Post Quarter-End

NEW YORK, August 5, 2019 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) today announced its financial results for the quarter ended June 30, 2019 and provided an update on its activities subsequent to quarter-end. A presentation containing second quarter 2019 highlights and activity post quarter-end can be viewed at www.gpmortgagetrust.com.

Second Quarter 2019 Summary

•	GAAP net income of $18.2 million or $0.34 per basic share; Core Earnings(1) of $19.4 million or $0.36 per basic share, based on 54.0 million wtd. avg. shares.

•	Book value of $18.74 per common share; declared and paid a dividend of $0.42 per common share.

•
Closed 10 senior commercial real estate loans with total commitments of $422.6 million having a weighted average stabilized LTV of 59%(2) and a weighted average yield of LIBOR + 3.74%(3); funded $416.0 million of principal balance of loans during the quarter (over $320 million in June), including $54.6 million on existing loan commitments, also upsized and funded 1 existing loan by $1.5 million.

•	Received prepayments and principal amortization of $152.2 million.

•	Portfolio principal balance of $3.6 billion; over 98% floating rate and compromised of over 98% senior commercial mortgage loans with a weighted average stabilized LTV of 63%.

•	Closed a new term-matched, non-mark-to-market credit facility with an initial borrowing capacity of up to $150.0 million.

•	Issued over 2.66 million shares of common stock at a weighted average price of $19.11 per share through the company's at-the-market equity issuance program.

•
Extended the maturity of our financing facilities with Goldman Sachs, Wells Fargo and JPMorgan to 2020, 2021 and 2022, respectively. These facilities also include extension options that range from 1 to 3 years.

Activity Post Quarter-End

•
Generated a pipeline of senior CRE loans, with total commitments of over $770 million and initial fundings of over $575 million, which have either closed or are in the closing process, subject to fallout. Funded over $150 million of principal balance of loans so far in the third quarter of 2019.

•	Extended the maturity of the Citi financing facility to 2022 and upsized its borrowing capacity to $400 million.

•	Extended the maturity of the $75 million Citi secured revolving financing facility to 2021, reduced its cost by 50bps and amended other terms.

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. Please see page 6 for a reconciliation of GAAP to non-GAAP financial information.

(2)
Stabilized LTV is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

(3)	Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on August 6, 2019 at 10:00 a.m. ET to discuss second quarter 2019 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time please call toll-free (833) 255-2835, (or (412) 902-6769 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmortgagetrust.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning August 6, 2019 at 12:00 p.m. ET through August 13, 2019 at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10132881. The call will also be archived on the company’s website in the Investor Relations section under the Events & Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation, is a real estate investment trust that is focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P.  Additional information is available at www.gpmortgagetrust.com.

Forward-Looking Statements
This release contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “targets,” “goals,” “future,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters.

Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of the U.S. economy generally or in specific geographic regions; the general political, economic, and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers' abilities to manage and stabilize properties; our ability to obtain financing arrangements on terms favorable to us or at all; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and an increase in the cost of our financing; general volatility of the securities markets in which we participate; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target assets; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th floor, New York, NY 10036, telephone (212) 364-3200

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-3200, investors@gpmortgagetrust.com.

# # #

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2019	December 31, 2018
ASSETS	(unaudited)
Loans held-for-investment	$3,560,117	$3,167,913
Available-for-sale securities, at fair value	12,830	12,606
Held-to-maturity securities	22,020	26,696
Cash and cash equivalents	92,838	91,700
Restricted cash	76,149	31,723
Accrued interest receivable	9,924	10,268
Deferred debt issuance costs	6,099	3,924
Prepaid expenses	1,170	1,055
Other assets	23,189	15,996
Total Assets (1)	$3,804,336	$3,361,881
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$1,254,027	$1,500,543
Securitized debt obligations	1,133,294	654,263
Asset-specific financings	75,060	—
Revolving credit facilities	—	75,000
Convertible senior notes	268,857	268,138
Accrued interest payable	6,204	6,394
Unearned interest income	584	510
Dividends payable	23,064	18,346
Other liabilities	14,510	10,156
Total Liabilities (1)	2,775,600	2,533,350
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 54,853,205 and 43,621,174 shares issued and outstanding, respectively	549	436
Additional paid-in capital	1,046,025	836,288
Accumulated other comprehensive income (loss)	32	(192)
Cumulative earnings	127,008	91,875
Cumulative distributions to stockholders	(145,878)	(100,876)
Total Stockholders’ Equity	1,027,736	827,531
Total Liabilities and Stockholders’ Equity	$3,804,336	$3,361,881

(1)
The condensed consolidated balance sheets include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations of these VIEs, and liabilities of the consolidated VIEs for which creditors do not have recourse to Granite Point Mortgage Trust Inc. At June 30, 2019 and December 31, 2018, assets of the VIEs totaled $1,482,292 and $829,147, and liabilities of the VIEs totaled $1,134,493 and $654,952, respectively. See Note 3 - Variable Interest Entities for additional information.

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$58,133	$42,359	$114,798	$81,152
Available-for-sale securities	311	285	619	557
Held-to-maturity securities	613	836	1,274	1,721
Cash and cash equivalents	907	29	1,418	56
Total interest income	59,964	43,509	118,109	83,486
Interest expense:
Repurchase agreements	13,529	14,934	30,518	31,128
Securitized debt obligations	13,554	3,875	23,413	3,875
Convertible senior notes	4,491	2,206	8,956	4,385
Asset-specific financings	598	—	598	—
Revolving credit facilities	165	220	860	220
Total interest expense	32,337	21,235	64,345	39,608
Net interest income	27,627	22,274	53,764	43,878
Other income:
Fee income	202	564	1,115	1,446
Total other income	202	564	1,115	1,446
Expenses:
Management fees	3,763	3,114	7,212	6,323
Incentive fees	—	—	244	—
Servicing expenses	885	494	1,658	952
General and administrative expenses	5,006	4,005	10,622	8,237
Total expenses	9,654	7,613	19,736	15,512
Income before income taxes	18,175	15,225	35,143	29,812
Benefit from income taxes	(2)	(2)	(3)	(1)
Net income	18,177	15,227	35,146	29,813
Dividends on preferred stock	25	25	50	50
Net income attributable to common stockholders	$18,152	$15,202	$35,096	$29,763
Basic earnings per weighted average common share	$0.34	$0.35	$0.68	$0.69
Diluted earnings per weighted average common share	$0.33	$0.34	$0.68	$0.67
Dividends declared per common share	$0.42	$0.40	$0.84	$0.78
Weighted average number of shares of common stock outstanding:
Basic	53,953,634	43,446,963	51,292,318	43,410,796
Diluted	67,624,395	50,634,463	51,292,318	50,598,296
Comprehensive income:
Net income attributable to common stockholders	$18,152	$15,202	$35,096	$29,763
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	32	(16)	224	—
Other comprehensive income (loss)	32	(16)	224	—
Comprehensive income attributable to common stockholders	$18,184	$15,186	$35,320	$29,763

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended June 30, 2019
(unaudited)
Reconciliation of GAAP net income to Core Earnings:

GAAP Net Income	$18,152
Adjustments for non-core earnings:
Non-cash equity compensation	1,198
Core Earnings(1)	$19,350

Core Earnings per basic common share	$0.36
Basic weighted average shares outstanding	53,953,634

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.